Exhibit 10.18

                                FIRST AMENDMENT
                                    TO THE
                HANNAFORD BROS. CO. DEFERRED COMPENSATION PLAN


    The Hannaford Bros. Co. Deferred Compensation Plan (the "Plan") was amended and restated February 4, 1988. The Plan is hereby further amended in the following respects:

    1. The terms used in this Amendment shall have the meanings set forth in the
Plan unless the context indicates otherwise.

    2.  Subsection (b) of Section 2 is hereby amended to read as follows:

        "(b)    `Committee' shall mean the Retirement Committee appointed by the Board in accordance with Section 19.01 of the Hannaford Bros. Co. Employees' Retirement Plan."

    3. Section 6 is hereby amended by adding the following sentence at the end thereof.

    "The Committee shall administer the Plan in accordance with its terms and shall have complete discretionary authority and all powers necessary to carry out its terms, including, but not limited to, the following:

              (i) to determine all questions concerning the eligibility of Employees to receive benefits under the Plan and to notify Employees of the availability and terms of the Plan.

             (ii) to furnish Employees with the information necessary to make deferral elections.

            (iii) to determine the manner in which deferral elections shall be made in accordance with Section 3(a).

             (iv) to interpret the provisions of the Plan and to make rules and regulations for the administration of the Plan.

              (v) to employ or retain counsel, accountants, actuaries or such other persons as may be required to assist in administering the Plan.

             (vi) to act as agent for service of legal process."

    4.  Section 7 is hereby amended to read as follows:

        "7. CLAIMS PROCEDURE. An Employee or other person entitled to payments under the Plan may make a claim for payments by filing a written request with the Committee. If a claim is wholly or partially denied, the Committee shall furnish the claimant with a written notice setting forth in a manner calculated to be understood by the claimant:

             (a) the specific reason or reasons for the denial;

             (b) the specific reference to pertinent Plan provisions on which the denial is based;

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             (c) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation why such material or information is necessary; and

             (d) appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

        Such notice shall be furnished to the claimant within ninety (90) days after receipt of his or her claim, unless special circumstances require an extension of time for processing such claim. If an extension of time for processing is required, the Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period.

        A claimant may request the Committee to review a denied claim. Such request shall be in writing and must be delivered to the Committee within sixty (60) days after receipt by the claimant of written notification of denial of the claim. A claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing.

        The Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Committee's decision on review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent Plan provisions on which the decision is based."

    5.  This Amendment shall be effective November 30, 1992.